Class R1, R2, R3, R4, R5, A, C, E & S Share LifePoints TPS TA Fee Waiver

03/01/14 – 2/28/15

March 1, 2014

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue

Seattle, WA 98101

Re:	Russell Investment Company - Conservative Strategy Fund, Moderate Strategy Fund, Balanced Strategy Fund, Growth Strategy Fund and Equity Growth Strategy Fund (the “Funds”)

Dear Mr. Swanson:

Until February 28, 2015, RFSC agrees to waive 0.15% of its transfer agency fees for Class R1, R2 and R3, R4 and R5 Shares of the Funds and agrees to waive 0.02% of its transfer agency fees for Class A, C, E and S Shares of the Funds.

This waiver (1) supersedes any prior transfer agency waiver arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RFSC’s option, continue after February 28, 2015, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL FUND

    SERVICES COMPANY

By:
Sandra Cavanaugh
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson
Treasurer

LifePoints Target Portfolio Funds

Direct Expense Cap

03/1/14 to 02/28/15

March 1, 2014

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Conservative Strategy, Moderate Strategy, Balanced Strategy, Growth Strategy and Equity Growth Strategy Funds (the “Funds”)

Dear Mr. Swanson:

For each of the above named Funds individually, Russell Investment Management Company (“RIMCo”) agrees, until February 28, 2015, to waive up to the full amount of its 0.20% advisory fee for the Fund and then to reimburse the Fund for other direct Fund-level expenses to the extent that direct Fund-level expenses exceed 0.12% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses do not include transfer agency fees, Rule 12b-1 distribution fees, shareholder services fees, extraordinary expenses or the expenses of other investment companies in which the Funds invests which are borne indirectly by the Funds.

This waiver and reimbursement (1) supersedes any prior contractual waiver or reimbursement arrangements and any prior non-contractual waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT

    MANAGEMENT COMPANY

By:
Jeffrey T. Hussey, President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson, Treasurer

Russell Short Duration Bond Fund

Advisory Fee Waiver

03/01/14 to 02/28/15

March 1, 2014

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company Russell Short Duration Bond Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 28, 2015, 0.05% of its 0.45% advisory fee for the Fund.

This waiver (1) supersedes any prior contractual waiver or reimbursement arrangements except for the waiver of transfer agency fees by RFSC set forth in another agreement, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT

    MANAGEMENT COMPANY

By:
Jeffrey T. Hussey
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson
Treasurer

Russell Strategic Call Overwriting

03/01/14 to 02/28/15

March 1, 2014

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company Russell Strategic Call Overwriting Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 28, 2015, up to the full amount of its 0.80% advisory fee and then to reimburse the Fund for other direct Fund-level expenses, excluding extraordinary expenses, to the extent such direct Fund-level expenses exceed 0.77% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses for the Fund do not include 12b-1 fees, shareholder services fees, transfer agency fees or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT

    MANAGEMENT COMPANY

By:
Jeffrey T. Hussey
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson
Treasurer

TA Fee Waivers

03/01/14 through 02/28/15

March 1, 2014

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Dear Mr. Swanson:

Russell Fund Services Company (“RFSC”), as transfer agent to Russell Investment Company (“RIC”), agrees to waive, at least through February 28, 2015, a portion of its transfer agency fees for certain Classes of certain RIC Funds as set forth in the table below.

Fund and Class	Amount Waived
Russell Global Opportunistic Credit Fund – Class A, C, E & S	0.12%
Russell Strategic Bond – Class A,C, E & S	0.04%
Russell Commodity Strategies Fund – Class A, C, E and S	0.01%
Russell Short Duration Bond – Class A, C, E & S	0.09%
Russell U.S. Strategic Equity Fund – Class A, C, E & S	0.02%
Russell Tax-Managed U.S. Mid & Small Cap – Class C, E & S	0.03%
Russell Tax Exempt Bond Fund – Class C, E & S	0.04%
Russell Global Infrastructure Fund – Class A, C, E & S	0.02%

This waiver (1) supersedes any prior transfer agency waiver arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RFSC’s option, continue after February 28, 2015, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL FUND	Accepted and Agreed:
SERVICES COMPANY	RUSSELL INVESTMENT COMPANY

By:		By:
	Sandra Cavanaugh		Mark E. Swanson
	President		Treasurer

Russell U.S. TMM&SC

Total Expense Cap

03/01/14 to 02/28/15

March 1, 2014

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company Russell Tax-Managed U.S. Mid & Small Cap Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 28, 2015, up to the full amount of its 0.98% advisory fee and then to reimburse the Fund for other direct Fund-level expenses to the extent that direct Fund-level expenses exceed 1.10% of the average daily net assets of that Fund on an annual basis.

Direct fund-level expenses do not include 12b-1 fees, shareholder services fees, transfer agency fees, extraordinary expenses or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual waiver or reimbursement arrangements except for the waiver of transfer agency fees by RFSC set forth in another agreement and any prior non-contractual waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT

    MANAGEMENT COMPANY

By:
Jeffrey T. Hussey
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson
Treasurer

Russell U.S. Large Cap Equity

Direct Expense Cap

03/01/14 to 02/28/15

March 1, 2014

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 2nd Ave.

Seattle, WA 98101

Re:	Russell U.S. Large Cap Equity Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”) agrees, until February 28, 2015, to waive up to the full amount of its 0.70% advisory fee for the Fund and then to reimburse the Fund for other direct Fund-level expenses to the extent that Fund-level direct expenses exceed 0.67% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses do not include 12b-1 fees, shareholder services fees, transfer agency fees, extraordinary expenses or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT

    MANAGEMENT COMPANY

By:
Jeffrey T. Hussey, President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson, Treasurer

Russell U.S. Mid Cap Equity

Direct Expense Cap

03/01/14 to 02/28/15

March 1, 2014

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 2nd Ave.

Seattle, WA 98101

Re:	Russell U.S. Mid Cap Equity Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”) agrees, until February 28, 2015, to waive up to the full amount of its 0.80% advisory fee for the Fund and then to reimburse the Fund for other direct Fund-level expenses to the extent that such direct Fund-level expenses exceed 0.77% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses do not include 12b-1 fees, shareholder services fees, transfer agency fees, extraordinary expenses or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT

    MANAGEMENT COMPANY

By:
Jeffrey T. Hussey, President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson, Treasurer